                                                                    EXHIBIT 10.1


                              LICENSE  AGREEMENT

THIS LICENSE AGREEMENT ("Agreement") is made and effective as of April 13, 2000 by and between Vitamineralherb.com Corp., a Nevada Corporation ("Grantor"), and Suzanne Wood ("Licensee"), with reference to the following facts:

1. Grantor owns and operates an Internet marketing system for vitamins, minerals, nutritional supplements, and other health and fitness products (the "Products") in which Grantor offers Products for sale from various suppliers on Grantor's Web Site.

2. Licensee desires to market the Products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness practitioners, school and other fund raising programs and other similar types of customers ("Customer(s)") in the Territory, as hereinafter defined. Customers will be able to buy the Products on a continuing basis through Grantor's Web Site.

NOW THEREFORE, in consideration of the mutual promises, warranties and covenants herein contained, the parties hereby agree as follows:

1.   Scope of Agreement. This Agreement shall govern all Products sold through
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     Grantor's Web Site to Customer(s). Exhibit A contains detailed information regarding specifications, quality control, pricing and other terms relating to the Product(s) to be ordered through Grantor's Web Site. The parties agree that Exhibit A will be amended to include similar information with respect to any future orders of the same product or any future Product ordered by Licensee or Customers. Pricing may be amended from time to time on the Web Site, and in the event of a conflict between the pricing on the Web Site and the pricing in Exhibit A, the price posted on the Web Site at the time of order shall obtain. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY PURCHASE ORDER SUBMITTED BY CUSTOMER, THE TERMS OF THIS AGREEMENT WILL CONTROL.

2.   Grant of License; Territory.  Territory shall be the states of Montana,
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     North Dakota, South Dakota and Wyoming. Grantor grants to Licensee the exclusive rights to market the Products in the Territory through the Web Site.

3.   Consideration. Licensee shall pay Grantor the sum of Thirty-five Thousand
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     US Dollars (US $35,000) for the License, in the form of a promissory note attached hereto as Exhibit 1, which shall become due and payable upon the successful completion of an initial public offering of the common stock of SLW Enterprises Inc. and sale of all registered shares pursuant to such offering. SLW Enterprises Inc. shall use its best efforts to file a registration statement for an initial public offering with the Securities Exchange Commission and to cause such registration statement to become effective as soon as possible after filing.

4.   Manufacture of Products.  All Products marketed through Grantor's Web Site
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     shall be manufactured, packaged, prepared, and shipped in accordance with the specifications and requirements described on Exhibit A hereto as it may be modified from time to time. Quality control standards relating to the Product's weight, color, consistency, micro-biological content, labeling and packaging are also set forth on Exhibit A. In the event that Exhibit A is incomplete, Products shall be manufactured and shipped in accordance with industry standards.

5.   Labeling; Packaging. Products shall be labeled with Standard Labels, except
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     for Private Label Products, as described herein. Standard labels shall contain all information necessary to conform to regulatory and industry requirements.

6.   Private Label Products.  Vitamins, minerals, herbs, and nutritional
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     supplement products may be available for sale with labels customized for the Customer ("Private Label Products"). Grantor shall cause supplier to affix to Private Label Products labels furnished by Customer which are consistent with supplier's labeling equipment and meet all federal and/or state labeling requirements for the Product(s) ordered. Pricing for Private Label Products shall be as determined by supplier and posted on the Web Site by Grantor, and the price posted on the Web Site at time of order shall obtain.

7.   Shipping.  Shipping shall be by UPS ground unless Customer requests and
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     pays for overnight shipping by UPS. Grantor will post shipping and handling fees for overnight shipping on the Web Site. The price posted at the time of order shall obtain. All orders from supplier's stock shall be shipped within seventy-two (72) hours of receipt of the order. Items not in stock (back orders) shall be shipped on a timely basis, but not later than four to six weeks from time of order.

8.   Products and Pricing. The initial pricing for the Product(s) is set forth
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     on Exhibit A. The price may be amended from time to time, and such amendments will be posted on the Web Site. The price posted at the time of order shall obtain. Terms are payment by credit card or electronic funds transfer at time of purchase.

9.   Minimum Order Quantities for Vitamin, Mineral, and/or Nutritional
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     Supplements.  The minimum order quantity is 100 bottles per formulation for
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     standard Products. Customer Formulas, as defined herein, shall have minimum order quantities of 5,000 units.

10.  Web Site Maintenance; Fees.  Grantor shall maintain Grantor's Web Site (the
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     "Web Site"). The Web Site shall post current prices for all Products. Customers will be able to obtain unique identification codes ("Userid(s)") and select passwords on the Web Site. Grantor shall maintain the Web Site in a manner that ensures secure Internet financial transactions. Licensee shall pay Grantor a maintenance fee of $500 yearly, beginning on the anniversary date of this Agreement, for maintenance of the Web Site.

11.  Orders.  All Products shall be ordered through the Web Site.  In
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     jurisdictions in which sales tax would be collected on retail sales of the Products, Licensee shall ensure that each Customer provides a sales tax ID number for exemption from sales tax. Licensee shall assist its Customer to register on the Web Site. Each Customer shall be issued a Userid and shall select a password upon registration. Upon ordering, Customer must pay for Product by credit card, debit card, or by electronic funds transfer ("e-check") and all funds will be remitted to Grantor. Upon receipt of order, Grantor will email the supplier to purchase the Product(s) ordered. Supplier will drop-ship the order directly to the Customer in accordance with Section 7, "Shipping."

12.  Sharing of Profits; Sales Reports.  Licensee and Grantor shall each receive
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     one-half of the profit on all sales made through the Web Site by Licensee. Grantor agrees to pay supplier for the Product purchased upon receipt of cleared funds. Grantor will retain its one-half share of the profit and will remit the balance to Licensee by the tenth day of the month following sales. Grantor further agrees to provide Licensee with a Monthly Sales Report of all sales made by Licensee through the Web Site detailing the purchases from each Customer. Grantor will e-mail the Monthly Sales Report to Licensee by the tenth day of the month following such sales.

13.  Warranties and Indemnification.  Grantor warrants that all Products,
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     including Joint Formula Products but not including Customer Formula Products, shall be fit for the purpose for which produced and shall be in full and complete compliance with all local, state, and federal laws applicable thereto. Grantor warrants that all Custom Products shall be manufactured in accordance with Customer's specifications. Grantor warrants that all non-Private Label Products shall be correctly and accurately described on each label affixed thereto, and that all labeling affixed thereto shall be in full and complete compliance with all local, state, and federal laws applicable thereto. Grantor warrants, covenants and certifies that its supplier(s)' manufacturing facilities comply with applicable federal, state, city, county, and municipal laws, rules, regulations, ordinances, and codes in all material respects. Grantor hereby agrees to indemnify, hold harmless and defend Licensee, its Customers, Buyers, affiliates, directors, officers, agents and representatives from and against any loss, claim, and expense (including attorneys fees and costs, and costs of a recall of Product) incurred or suffered as a consequence of Grantor's breach of its product warranties as set forth herein.

14.  Nature of Relationship. (a) This Agreement does not constitute nor empower
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     the Licensee as the agent or legal representative of Grantor for any purpose whatsoever. Licensee is and will continue to be an independent contractor.

          (b) The arrangement created by this Agreement is not, and is not intended to be, a franchise or business opportunity under the United States' Federal Trade Commission Rule: Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures and is not a franchise, business opportunity or seller assisted marketing plan or similar arrangement under any other federal, state, local or foreign law, rule or regulation.

          (c) Licensee is not prohibited by this Agreement from pursuing other business opportunities or other employment.

15.  Rights in Formulas.
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     (a) Customer Formulas. Any formula provided exclusively by Licensee's Customer shall be owned by Customer ("Customer Formula"), provided that such Customer Formula does not substantially duplicate an existing Grantor formula. Grantor agrees not to sell products to other customers using any Customer Formula during the period in which Customer is ordering products containing the formula and for so long as Customer continues to purchase products containing the Customer Formula.

     (c) Joint Formulas. If Grantor and Customer jointly create a formula ("Joint Formula"), such

          Joint Formula will be jointly owned by the parties. Grantor agrees not to sell products to other customers using the Joint Formula during the period in which Customer is ordering products containing the Joint Formula from Grantor without written permission from Customer. In the event that Customer fails to order a specific Joint Formula Product for a period of 3 months, Grantor shall be free to sell products containing the Joint Formula to other customers.

16.  Term of Agreement; Breach of Agreement. This Agreement shall continue for
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     three (3) years, and shall be automatically renewed unless one of the parties provides ninety (90) days written notice of termination to the other party. Licensee may terminate this Agreement for any reason at any time upon ninety (90) days written notice to Grantor. In the event of a material breach of this Agreement, the non-breaching party may provide written notice of breach. Upon notice from the non-breaching party, the breaching party shall have fourteen (14) days to cure the breach, after which period, if not cured, the Agreement shall be automatically terminated. In no event shall Grantor be required to accept or deliver product under any purchase order if Grantor has not received the outstanding balance due on any previous purchase order in a timely manner. Failure to so perform shall not be deemed a breach of this Agreement by Grantor.

17.  Trade Secrets. Grantor and Licensee(s) are the owners of certain products,
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     technology, information, customer lists, services, processes, financial information, pending or prospective transactions/proposals, operating and marketing plans and procedures, designs, product formulas, specifications, manufacturing methods, ideas, prototypes, software, patent, trademark and copyright applications or registrations and other similar data relating to each party's business which data is not publicly known and derives economic value from not being publicly known (collectively "Trade Secrets"). Each party agrees that it will not use or disclose to third parties any Trade Secret it receives from the other, except as may be contemplated by this Agreement. Each party agrees that it will take all reasonable precautions to assure that no Trade Secret is conveyed to any officer, employee, agent, manufacturer or other third party who does not have a need to know such Trade Secret. The obligations created by this Section 10 shall survive the termination of this Agreement or any business relationship between the parties. Any Trade Secret contained in any writing will be returned to the other party promptly upon written request, together with any reproductions thereof.

18.  Governing Law; Dispute Resolution. This Agreement shall be governed by
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     Washington law in accordance with the Dispute Resolution Agreement attached hereto as Exhibit B.

19.  Miscellaneous Provisions. This Agreement constitutes the entire Agreement
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     between the parties and supersedes any prior or contemporaneous agreements, oral or written. This Agreement may only be amended by a writing signed by both parties. Any notice required or permitted to be given under this Agreement shall be in writing and sent by telecopy, personal delivery or certified mail, return receipt requested, as follows:

     If to Vitamineralherb.Com, Inc.:   Mr. J. P. Beehner
                                        3030 FM 518 Apt 221
                                        Pearland TX 77584-7817

     If to Licensee:          SLW Enterprises Inc.
                              Suite 210, 580 Hornby Street
                              Vancouver, BC V6C 3B6 Canada


     Notice shall be deemed effective upon receipt if made by confirmed telecopy, personal delivery or 48 hours after deposit in the United States mail with the required postage.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

SUZANNE WOOD                        VITAMINERALHERB.COM CORP.
                                    A NEVADA CORPORATION


/s/ Suzanne Wood                        /s/ David R. Mortenson
---------------------------         By: -----------------------------
                                        David R. Mortenson, President

                                   EXHIBIT A
                            PRODUCT SPECIFICATIONS

     In the event of any inconsistency between the terms of Customer's purchase order and this Product Specification Sheet, this Sheet and the terms of the Manufacturing Agreement shall control.

Short Product Name: _____________________________

Exact Product Ingredients and Percentages:



Other Product Specifications:

Color: ___________ Tablet Type: ____________ Consistency:______________

Weight: _______ Bottle Size/Color:____________ Bottle Count: ___________

Cotton Insert:____ Bottle Seal:____ Shrink Wrap Neck Band:___ Silicon Pack:____

Micro-biological content: Customer to specify any requirements, if none specified, product will be manufactured to industry standards.

Labels: Labels and/or boxes to be provided by Customer [identify any size]
_________

Labels/Boxes to be Received by [date] _____ to ensure timely delivery

Master Pack/Wrapping/Palleting Requirements (if any):_________________________

Ship to Address: _________________________________________________

Order Quantity: (minimum 5,000 BOTTLES): ________

Price: _____________ FOB IFM's facility in San Diego, CA.

Delivery Dates(s): _______________________________________

Terms of Sale: 50% with submission of purchase order; 50% due upon completion of manufacturing, unless otherwise specified _________________________

Purchase Order Number: ________________

Date of Purchase Order: ________________

                                   EXHIBIT B

                          DISPUTE RESOLUTION AGREEMENT

     THIS DISPUTE RESOLUTION AGREEMENT ("Dispute Resolution Agreement") is entered into and effective as of April 13, 2000 by and between Vitamineralherb.com Corp., a Nevada corporation, and SLW Enterprises Inc., a Washington corporation.

1.   INTENT OF PARTIES. The parties desire to establish a quick, final and
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     binding out-of-court dispute resolution procedure to be followed in the unlikely event any dispute arising out of or related to the Manufacturing Agreement dated April 13, 2000 between the parties ("Agreement"). As used in this Dispute Resolution Agreement, the term "dispute" is used in its broadest and most inclusive sense and shall include, without limitation, any disagreement, controversy, claim, or cause of action between the parties arising out of, related to, or involving the Agreement or the transactions evidenced by the Agreement (collectively "Dispute").

2. NEGOTIATION. It is the intent of the parties that any Dispute be resolved informally and promptly through good faith negotiation between the parties. Therefore, in the event of a Dispute between the parties, the following will apply:

     A.   Correspondence. Either party may initiate negotiation proceedings by
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          writing a certified or registered letter, return receipt requested, to the other party referencing this Dispute Resolution Agreement, setting forth the particulars of the Dispute, the term(s) of the Agreement involved and a suggested resolution of the problem. The recipient of the letter must respond within ten (10) days after its receipt of the letter with an explanation and response to the proposed solution.

     B.   Meeting. If correspondence does not resolve the Dispute, then the
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          authors of the letters or their representatives shall meet on at least one occasion and attempt to resolve the matter. Such meeting shall occur not later than thirty (30) days from the parties' last correspondence. If the parties are unable to agree on the location of such a meeting, the meeting shall be held at Grantor's corporate offices. Should this meeting not produce a resolution of the matter, then either party may request mandatory mediation (as provided below) by written notice to the other party.

3.   MEDIATION.
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     A.   Selection of Mediator.  There shall be a single mediator.  If the
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          parties cannot agree upon an acceptable mediator within ten (10) days of termination of the negotiation, each party shall select one mediator from a list of not less than five (5) mediators provided by the other party. These two mediators shall select a third mediator who shall serve as the sole mediator.

     B. Subject to the availability of the mediator, the mediation shall occur not more than thirty (30) days after the request for mediation. The mediation shall be held in Seattle, Washington. The cost of mediation shall be borne equally by the parties. The mediation process shall continue until the Dispute (or any part thereof) is resolved or until such time as the mediator makes a finding that there is no possibility of resolution short of referring the parties to final and binding arbitration.

4.   FINAL AND BINDING ARBITRATION. Should any Dispute (or part thereof) remain
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     between the parties after completion of the negotiation and mediation process set forth above, such Dispute shall be submitted to final and binding arbitration in Seattle, Washington pursuant to the provision of R.C.W. 7.04. Procedurally, the arbitration will be conducted in conformity with Washington Mandatory Arbitration Rules 5.1 - 5.4 and the following provisions, which shall supersede the R.C.W. in the event of any inconsistency:

     A. Selection of Arbitrator(s). There shall be a single arbitrator, except in the case where the amount in dispute exceeds $100,000, in which case there shall be three arbitrators. If the parties cannot agree upon acceptable arbitrator(s) within ten (10) days of the termination of the mediation, each party shall select one arbitrator from a list of not less than five (5) arbitrators provided by the other party. These two arbitrators shall select a third arbitrator who shall serve as the sole arbitrator or the third arbitrator, as the case may be. The determination of a majority of the arbitrators or the sole arbitrator, as the case may be, shall be conclusive upon the parties and shall be non-appealable.

     B.   Discovery. No discovery shall be permitted, absent a showing of good
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          cause. Any discovery request should be reviewed with the knowledge that this dispute resolution process was mutually agreed upon and bargained for by the parties with the intent to provide a cost-effective and timely method of resolving disputes. Any discovery granted by the arbitrator should be limited to that necessary to protect the minimum due process rights of the parties.

     C.   Equitable Remedies. Any party shall have the right to seek a temporary
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          restraining order, preliminary or permanent injunction or writ of attachment, without waiving the negotiation, mediation and arbitration provision hereof. Any other form of equitable or provisional relief and all substantive matters relating to the Dispute shall be determined solely by the arbitrator(s).

     D.   Attorney's Fees; Arbitration Costs. Each party may be represented by
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          an attorney or other representative selected by the party. The costs of the arbitration shall be borne equally by the parties. Each party shall bear its own attorneys'/representatives' fees and costs; provided that if the arbitrator(s) find either party has acted in bad faith, the arbitrator(s) shall have discretion to award attorneys' fees to the other party.

     E.   Scope of Arbitration; Limitation on Powers of Arbitrator(s);
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          Applicable Law. No party may raise new claims against the other party
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          in the arbitration not raised in the mediation. The arbitrator shall have the power to resolve all Disputes between the parties. The arbitrator(s) shall not have the power to award treble, punitive or exemplary damages and the parties hereby waive their right to receive treble, punitive or exemplary damages, to the extent permitted by law. The arbitrator(s) shall only interpret and apply the terms and provision of the Agreement and shall not change any such terms or provisions or deprive either party of any right or remedy expressly or impliedly provided for in the Agreement. The arbitrator(s) shall apply the law of the State of Washington, or federal law, in those instances in which federal law applies.

     F.   Designation of Witnesses/Exhibits; Duration of Arbitration Process;
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          Written Decision. At
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          least thirty (30) days before the arbitration is scheduled to commence, the parties shall exchange lists of witnesses and copies of all exhibits intended to be used in arbitration. The arbitration shall be completed within 90 days of the selection of the first arbitrator. The arbitrator(s) shall render a written decision, which contains findings of fact and conclusions of law, within 30 days of the conclusion of the arbitration and shall specify a time within which the award shall be performed. Judgment upon the award may be entered in any court of competent jurisdiction.

5.   MISCELLANEOUS
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     A.   Enforcement of Negotiation/Mediation Provisions. If a party demanding
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          such compliance with this Agreement obtains a court order directing the other party to comply with this Dispute Resolution Agreement, the party demanding compliance shall be entitled to all of its reasonable attorneys' fees and costs in obtaining such order, regardless of which party ultimately prevails in the matter.

     B.   Severability. Should any portion of this Dispute Resolution Agreement
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          be found to be invalid or unenforceable such portion will be severed from this Dispute Resolution Agreement, and the remaining portions shall continue to be enforceable unless to do so would materially alter the effectiveness of this Dispute Resolution Agreement in achieving the stated intent of the parties.

     C.   Confidentiality. The parties agree that they will not disclose to any
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          third party that (1) they are engaged in the dispute resolution process described herein, (2) the fact of, nature or amount of any compromise resulting herefrom, or (3) the fact of, nature or amount of any arbitration award. This confidentiality obligation shall not extend to the party's employees, spouses, accountant, bankers, attorneys or insurers or in the event that disclosure is otherwise required by law.

     D.   Time to Initiate Claims. An aggrieved party must mail and the other
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          party must receive the correspondence which initiates negotiation proceedings in connection with a Dispute as specified in Paragraph 2(A) (1) within one (1) year of the date the aggrieved party first has, or with the exercise of reasonable diligence should have had, knowledge of the event(s) giving rise to the Dispute (the "One Year Statute of Limitations"). No Dispute may be raised under this Dispute Resolution Agreement after the expiration of the One Year Statute of Limitations.

     E.   Entire Agreement. These dispute resolution provisions express the
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          entire agreement of the parties and there are no other agreements, oral or written, concerning dispute resolution, except as provided herein. Any ambiguity in the provisions hereof shall not be construed against the drafter. This Dispute Resolution Agreement may only be modified in a writing signed by both parties.

     F.   Successors. This Dispute Resolution Agreement is binding upon and
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          inures to the benefit of the parties, their agents, heirs, assigns, successors-in-interest, and any person, firm or organization acting for or through them.

     G.   Venue and Jurisdiction. Venue and exclusive jurisdiction for any
          ----------------------
          action arising out of or
          related to this Dispute Resolution Agreement (including, but not limited to, equitable actions contemplated by Section 4 (C) and actions brought to enforce or interpret this Dispute Resolution Agreement) shall be in the state courts for the County of King, Washington, or the federal court for the Western District of Washington.

     H.   Notice. Any notice or communication required to be given hereunder
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          shall be in writing and shall be mailed via the United States Postal Service by Certified Mail or Registered Mail, Return Receipt Requested, or by Federal Express or other overnight courier which can document delivery, to the address of the party to be served as shown below (or such other address as the party shall from time to time notify). Such notice shall be deemed to have been served at the time when the same is received by the party being served.


          Vitamineralherb.com Corp.:    J. P. Beehner, President
                                        3030 FM 518 Apt 221
                                        Pearland TX 77584-7817
                                        Fax: 281-388-1047
                                        Phone: 281-331-5580


     SLW Enterprises Inc.:              Suzanne Wood
                                        Suite 210, 580 Hornby Street
                                        Vancouver, BC V6C 3B6
                                        Canada


     I.   Acknowledgment of Legal Effect of this Dispute Resolution Agreement.
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          By signing this Dispute Resolution Agreement, the parties acknowledge that they are giving up any rights they may possess to have Disputes litigated in a court and are hereby waiving the right to a trial by jury. The parties further acknowledge that they are agreeing to a one year statute of limitations regarding all Disputes and that they are giving up their judicial rights to discovery and to appeal, unless such rights are specifically set forth above. The parties acknowledge that if they refuse to submit to the provisions of this Dispute Resolution Agreement they may be compelled to do so under the authority of the Washington Mandatory Arbitration Rules. The parties acknowledge that they have had the opportunity to consult counsel regarding the meaning and legal effect of this Dispute Resolution Agreement and enter into it knowingly and voluntarily.

     IN WITNESS WHEREOF, the parties have entered into this Dispute Resolution Agreement as of the date first above written.

SUZANNE WOOD                            VITAMINERALHERB.COM CORP.
                                        A NEVADA CORPORATION



___________________________             By: __________________________
                                            J.P.  Beehner, President